As filed with the Securities and Exchange Commission on January 12, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0273	04-3156167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

(978) 648-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Frank

Chief Financial Officer

AquaBounty Technologies, Inc.

2 Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

Telephone: (978) 648-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jocelyn M. Arel, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Telephone: (617) 570-1000	Christopher Martin General Counsel AquaBounty Technologies, Inc. 2 Mill & Main Place, Suite 395 Maynard, Massachusetts 01754 Telephone: (978) 648-6000	Robert F. Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-221435

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.001 per share (2)	$2,300,000	$286.35
Warrants to purchase shares of common stock (2)	—	— (3)
Shares of common stock issuable upon exercise of the warrants	$2,300,000	$286.35
Total	$4,600,000	$572.70

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and represents only the proposed maximum aggregate offering price of the additional securities registered hereby, which does not exceed 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-221435). Does not include the securities that the Registrant previously registered.
(2)	Includes offering price of any additional shares of common stock and warrants that the underwriter has an option to purchase to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-221435) filed by AquaBounty Technologies, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 12, 2018, are incorporated by reference into this Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Wolf & Company, P.C.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-221435), originally filed with the Securities and Exchange Commission on November 7, 2017 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Maynard, Commonwealth of Massachusetts, on the 12th day of January, 2018.

AQUABOUNTY TECHNOLOGIES, INC.

By:	/s/ Ronald L. Stotish
Ronald L. Stotish
Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Stotish Ronald L. Stotish	President, Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2018

/s/ David A. Frank David A. Frank	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 12, 2018

* Richard J. Clothier	Chairman of the Board, Director	January 12, 2018

* Jack A. Bobo	Director	January 12, 2018

* Richard L. Huber	Director	January 12, 2018

* Christine St.Clare	Director	January 12, 2018

* Rick Sterling	Director	January 12, 2018

* James C. Turk	Director	January 12, 2018

*By:	/s/ Ronald L. Stotish
Ronald L. Stotish Attorney-in-fact